UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2013

ClearOne, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by ClearOne, Inc. (the “Company”) with the Securities and Exchange Commission on December 4, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s Annual Meeting of Shareholders held on December 3, 2013 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, the Company’s shareholders conducted a non-binding advisory vote regarding the frequency of shareholder approval of the compensation of named executive officers at the Annual Meeting. Among the options presented to shareholders (every year, every 2 years or every 3 years), the greatest number of votes were cast in favor of holding an advisory vote regarding the compensation of named executive officers every year. After considering the results of the shareholder advisory vote, the Company has determined that the frequency for which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for shareholder consideration shall be every year, until the next required vote on the frequency of such an advisory vote or the Board otherwise determines that a different frequency for such advisory vote is in the best interest of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: May 2, 2014	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
President & Chief Executive Officer